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EFFECTIVE AUGUST 23RD, 2004
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2004

Advaxis, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0001100397	841521955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Carnegie Center, Ste 206, Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609) 844-7755

Great Expectations and Associates, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and management

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 3, 2004, the Registrant filed a Definitive Schedule 14(c) Information Statement to describe the approval by the Board of Directors of the Registrant and the stockholders of the Registrant to amend and restate the Registrant’s Articles of Incorporation, amend and restate the Registrant’s bylaws and adopt the Registrant’s 2004 Stock Option Plan.

On December 23, 2004, the Registrant filed the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Colorado. The Amended and Restated Articles of Incorporation (i) change the name of the Registrant to Advaxis, Inc., (ii) change the par value of the common stock of the Registrant from no par value to par value $.001 per share, and (iii) add 5,000,000 shares of “blank check preferred” to the authorized capital of the Registrant, the rights, privileges and powers of which may be designated by the Board of Directors of the Registrant from time to time. A copy of the Amended and Restated Articles of Incorporation are attached as exhibit 3.1 to this Report on Form 8K.

The bylaws of the Registrant have been amended and restated in their entirety. A copy of the Amended and Restated Bylaws are attached as exhibit 3.2 to this Report on Form 8K.

Additionally a copy of the Registrant’s 2004 Stock Option Plan are attached as exhibit 10.1 to this Report on Form 8K.

Section 9 - Financial Statements and Exhibits

C.	Exhibits

	3.1	Amended and Restated Articles of Incorporation
	3.2	Amended and Restated Bylaws
	10.1	2004 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

December 27, 2004	By: /s/ Roni Appel
Name: Roni Appel
Title: Chief Financial Officer